UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACCO World Corporation

(to be renamed ACCO Brands Corporation)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2704017
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

300 Tower Parkway Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-124946

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share Preferred Share Purchase Rights	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $.01 per share, of ACCO World Corporation (the “Registrant”) and the associated preferred share purchase rights to be registered hereunder is set forth under the caption entitled “Description of the Capital Stock of ACCO Brands Corporation” in the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-124946), which description is incorporated herein by reference.

Item 2. Exhibits.

1.	Form of Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-124946), is incorporated herein by reference.

2.	Form of By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-124946), is incorporated herein by reference.

3.	Form of Rights Agreement by and between the Registrant and Rights Agent, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-124946), is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACCO WORLD CORPORATION
(Registrant)

By:	/s/ Neal V. Fenwick
Name:	Neal V. Fenwick
Title:	Executive Vice President - Finance and Administration

Date: July 25, 2005